Exhibit 5.1

February 4, 2022

GeoVax Labs, Inc.
1900 Lake Park Dr. Suite 380
Smyrna, Georgia 30080

Re:         Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to up to 6,134,968 shares of common stock, $0.001 par value, of the Company (the “Common Stock”) that may be sold from time to time by the selling stockholders named in the Registration Statement, including (i) 707,484 shares of Common Stock (the “Common Shares,” and collectively with the Warrant Shares (as defined below), the “Shares”), issued in a private placement in January 2022 (the “Private Placement”), (ii) 2,360,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants issued in the Private Placement (the “Pre-Funded Warrant”) and (iii) 3,067,484 shares of Common Stock (the “Common Warrant Shares, ” and collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”) issuable upon the exercise of warrants issued in the Private Placement at an exercise price of $3.26 per share (the “Common Warrant” and together with the Pre-Funded Warrant, the “Warrants”). This opinion is delivered to you pursuant to Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Shares.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

GeoVax Labs, Inc.

February 4, 2022

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the Warrants constitute the enforceable obligation of the parties thereto other than the Company; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.	The Common Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable; and

2.

The Warrant Shares, when issued and delivered against payment therefor in accordance with the terms of the Pre-Funded Warrant or the Common Warrant, as applicable, such Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to (1) the Delaware General Corporation Law (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution, and (2) as to the Warrants, the laws of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Shares offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

GeoVax Labs, Inc.

February 4, 2022

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP

JPD

FRA